UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 1, 2014
MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of Principal Executive Offices)
(865) 223-6575
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05     Amendment to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of
Ethics

On Wednesday, November 26, 2014, we entered into a “blackout period” in connection with our regular financial reporting, during which directors, officers and employees are generally prohibited from effecting trades in our securities. On Friday, November 28, 2014, Mr. Scott M. Boruff, our Executive Chairman, was notified that, due to the fall in the price of our common stock, he was subject to a margin call on a securities account held by him that contained shares of Company-issued stock and that the brokerage firm holding that account intended to begin effecting sales of the securities in that account unless the related margin loan was otherwise immediately paid in full. The brokerage firm’s sales of our common stock in this manner could have constituted a violation by Mr. Boruff of our policy regarding insiders effecting trades in our stock during a blackout period which is part of our code of conduct.
On Monday, December 1, 2014, our Board of Directors granted a limited waiver of our code of conduct to Mr. Boruff with respect to such sales during the blackout period by that brokerage firm (or its agents) related to the margin call. This waiver applies only to sales effected at the discretion of the brokerage firm, and Mr. Boruff himself is still prohibited from otherwise actively instructing that firm to sell any of his stock in the Company or to otherwise trade in our securities during the blackout period.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2014	Miller Energy Resources, Inc.
	By:	/s/ Kurt C. Yost
Kurt C. Yost
SVP and General Counsel